UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2014

Global Geophysical Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34709	05-0574281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13927 South Gessner Road Missouri City, TX	77489
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (713) 972-9200

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 17, 2014, Global Geophysical Services, Inc. (the "Company") entered into a Forbearance Agreement (the "Forbearance Agreement") relating to the Financing Agreement dated as of September 30, 2013 (as amended, the "Financing Agreement") among the Company as borrower, certain of its subsidiaries as guarantors, the lenders from time to time party thereto, and TPG Specialty Lending, Inc. ("TPG"), as administrative agent and collateral agent for the lenders. Pursuant to the Forbearance Agreement, the lenders under the Financing Agreement have agreed to forbear from exercising any rights and remedies in connection with certain existing or possible future specified defaults and events of default under the Financing Agreement until the earlier of (a) the date on which any lender under the Financing Agreement provides written notice to the Company that the forbearance period has been terminated; provided that such notice may not be provided prior to March 24, 2014, and (b) the date of any Termination Event (defined in the Forbearance Agreement as (1) certain failures by the Company and other loan parties to comply with their obligations under the Financing Agreement and related loan documents, or (2) the occurrence of any Event of Default other than those specified in the Forbearance Agreement) (the period described in clauses (a) and (b), the "Forbearance Period"). The existing or possible future specified defaults and events of default include, without limitation, failures (i) to deliver financial statements required for the calendar year ended December 31, 2013 in the form required (including absence of going concern qualification by auditors) by the Financing Agreement, (ii) to pay or reserve for certain taxes, (iii) to comply with all financial ratios, liquidity or other financial measures as required by the Financing Agreement, (iv) to deliver certain documentation and notices as and when required by the Financing Agreement and other loan documents, and (v) by any non-U.S. subsidiary of the Company or the Company (acting through a branch in a foreign jurisdiction) to pay debt not in excess of $10,000,000 to a creditor in a foreign jurisdiction as it becomes due during the Forbearance Period.

References in this Current Report on Form 8-K to "the Company", "we", "us" or "our" are to Global Geophysical Services, Inc. and its consolidated subsidiaries.

Item 2.02. Results of Operations and Financial Condition.

On March 17, 2014, the Company issued a press release announcing its summary unaudited financial results for the quarter and fiscal year ended December 31, 2013. In that press release, the Company also announced that it will restate the financial statements included in certain of its prior filings with the Securities and Exchange Commission (the "SEC") to correct certain accounting errors, as further discussed in Item 4.02 below. A copy of the Company's press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in this item and in Exhibit 99.1 provided with this Current Report on Form 8-K are being "furnished" to the SEC. Such information shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 17, 2014, the Audit Committee of the Board of Directors (the "Audit Committee") of the Company, on the recommendation of management, and after consultation with our independent registered public accounting firm, UHY LLP, concluded that our audited consolidated financial statements and related consolidated financial information for each of the fiscal years ended December 31, 2012, 2011, 2010, and 2009 and the related reports of our independent registered public accounting firm thereon, and the unaudited condensed consolidated financial statements for each of the quarters in the year ended December 31, 2012 and the quarters ended March 31, 2013, June 30, 2013, and September 31, 2013 (collectively, the "Restated Periods") should no longer be relied upon because of accounting errors.

We intend to present our restated consolidated financial statements and related consolidated financial information in our Annual Report on Form 10-K for the year ended December 31, 2013 (the "2013 Form 10-K"), including (i) restated consolidated financial statements for the years ended December 31, 2012 and 2011, and (ii) the impact of the restatement on quarterly financial data for each of the quarters in the year ended December 31, 2012 and the quarters ended March 31, 2013, June 30, 2013, and September 31, 2013. We also intend to include in the 2013 Form 10-K restated selected financial data for the years ended 2010 and 2009. In light of the restatements, we are unable to timely file the 2013 Form 10-K.

The accounting errors to be addressed in the restatements relate primarily to the following issues:

  misapplication of a method of revenue recognition for certain contracts in the Latin America region, resulting in misallocation of revenues and costs between periods;
  research and development costs that were inappropriately capitalized rather than expensed;
  unrecorded sales and use tax liabilities;
  unrecorded gains associated with insurance proceeds received in excess of the net book value of the insured assets during the third quarter of 2013; and
  unrecorded stock-based compensation expense associated with performance units granted during the third quarter of 2013.

The aggregate effect of the restatements on revenues for the years ended December 31, 2012 and 2011 based on preliminary unaudited information are estimated to be an increase of $4.7 million and a decrease of $4.8 million, respectively, as compared to the amounts previously reported for those periods. The aggregate effect of the restatements on income from operations before income tax for the years ended December 31, 2012 and 2011 based on preliminary, unaudited information are estimated to be an increase in income from operations before tax of $2.0 million and a decrease of $5.0 million, respectively, as compared to the amounts previously reported for those periods.

The aggregate effect of the restatements on revenues for the three-months ended March 31, June 30, and September 30, 2013 based on preliminary, unaudited information are estimated to be an increase of $0.4 million, a decrease of $0.7 million and a decrease of $5.0 million, respectively, as compared to the amounts previously reported for those periods. The aggregate effect of the restatements on the loss from operations before tax for the three-months ended March 31, June 30, and September 30, 2013 based on preliminary, unaudited information are estimated to be a decrease of $0.4 million, a decrease of $0.6 million and an increase of $0.6 million.

Management has also evaluated the effects of the facts leading to the restatement on our conclusions regarding the adequacy of our internal control over financial reporting and disclosure controls and procedures as of December 31, 2013, and continues to evaluate such effects on our conclusions regarding the adequacy of our internal control over financial reporting and disclosure controls and procedures as of the end of each of the other Restated Periods.

Based on that evaluation, management has concluded that the various accounting issues noted above resulted from certain material weaknesses in our internal controls pertaining to the entity level control environment. As a result of the material weaknesses, we have concluded that our internal control over financial reporting and our disclosure controls and procedures were ineffective as of December 31, 2013. A final conclusion with respect to the effectiveness of our internal control over financial reporting and disclosure controls and procedures as of the end of each of the Restated Periods other than the year ended December 31, 2013 has not been made, and management is currently working to determine whether any material weakness in such controls and procedures was present during each of such periods. We will amend any disclosures pertaining to our evaluation of such controls and procedures as appropriate in connection with filing the 2013 Form 10-K.

Management, with the oversight of the audit committee, intends to begin promptly to develop a plan to remediate the material weaknesses. The description of the material weakness in internal controls identified by management and our preliminary remediation plans and changes to internal control over financial reporting will be disclosed in item 9A of the 2013 Form 10-K.

The Audit Committee and management have discussed the matters disclosed in this Item 4.02 with UHY LLP, our independent registered public accounting firm.

Item 8.01. Other Events.

Our primary internal sources of liquidity are cash generated by the proprietary services and multi-client services provided to our clients, and, from time to time we receive proceeds from sales of non-core assets. Our primary external sources of liquidity have been borrowings under our credit facilities, debt and equity offerings and equipment financings such as operating and capital leases. Our primary uses of capital include the acquisition of seismic data recording equipment, seismic vehicles, other equipment needed to outfit new crews and to enhance the capabilities of and maintain existing crews' energy sources, and investments in our multi-client services data for our seismic data library. We also use capital to fund the working capital required to add new crews and operate existing crews, and such working capital requirements are difficult to forecast. We also use capital to make debt service payments on our outstanding indebtedness, which is substantial, and to pay dividends on our 11.5% Series A Cumulative Preferred Stock.

Our internal sources of liquidity, including our cash position, depend to a large extent on the level of demand for our services. Historically, we have periodically supplemented our internal sources of liquidity with external sources, including borrowings under our previous revolving credit facility, as the need arises. However, restrictions in our debt agreements, including our Financing Agreement, limit our ability to incur or guarantee additional indebtedness or to grant additional liens on our assets. The Financing Agreement is fully drawn, and we have no additional borrowing capacity under such agreement. When considered in combination with our low share price, our access to additional debt and equity capital is severely limited and we are substantially dependent on our internal sources of liquidity. For this reason, we have focused on enhancing operating cash flows, remaining fully pre-funded on investments in our multi-client library, increasing the weighting of proprietary services revenues as a percentage of total revenues and pursuing asset sales as means of providing liquidity. While we have been focused on improving our liquidity, events beyond our control may affect our results of operations, financial condition and liquidity.

While we have strong backlog, we have experienced a number of adverse developments that we believe have and will continue to materially and adversely impact our liquidity in the near term, including higher than anticipated working capital requirements associated with project start-up costs for new international projects; reduced revenues attributable to reductions in programs in Colombia; higher than anticipated project costs and increases in estimated taxes in Colombia; slower than anticipated production in Kenya; and project cancellations in Libya due to security concerns. Contracts for providing our international proprietary services generally require us to incur working capital for start-up expenditures well in advance of when we receive revenues and cash flows under such contracts, which negatively impacts our liquidity during the early phases of such contracts. We also experienced in the fourth quarter of 2013 an impairment of our multi-client library in the amount of $61.6 million, reflecting a decrease in the expected cash flow generation potential of certain portions of such library.

While management is focused on improving liquidity through the actions described above, there is no assurance that such actions can be implemented or that they will be effective to provide sufficient liquidity to meet our capital needs on a timely basis, and any unfavorable developments could have a further material adverse effect on our near term liquidity and financial condition. We anticipate that additional efforts will be required to address our high levels of indebtedness, and we have retained and are working with Evercore Group L.L.C. and Alvarez & Marsal North America, LLC to evaluate our financial condition and to assist us in reviewing financial and strategic alternatives for addressing our liquidity needs, including obtaining additional capital and/or a financial restructuring. In this connection, we and our financial advisors have had and continue to have discussions with certain of our creditors, including discussions leading to entering into the Forbearance Agreement. There can be no assurance, however, that we will be able to reach any other agreements with holders of our indebtedness, and we may be required to, among other things, take appropriate legal steps to seek protection from certain creditors for the benefit of the Company and all of our stakeholders. In addition, it is possible that a restructuring agreement could involve a process requiring court approval of a restructuring or reorganization plan.

As described in Item 1.01 above, we have received forbearance under our Financing Agreement with respect to certain defaults and events of default under the Financing Agreement, and it is possible that additional defaults or events of default under our debt agreements could occur that are not covered by the Forbearance Agreement. At present, no lenders have attempted to accelerate any indebtedness, and we are in ongoing discussions with lenders under the Financing Agreement. A failure to meet our debt service obligations or any breach of a financial or other covenant in our debt agreements not covered by the Forbearance Agreement could constitute or lead to an event of default under such debt agreements, and the lenders or noteholders under such agreements could declare all amounts outstanding to be immediately due and payable. If one or more lenders or noteholders accelerated our indebtedness, we would likely be forced to seek protection from such creditors under applicable law.

In addition, while the existing event of default or any other event of default under the Financing Agreement continues, we will be restricted under such agreement from paying dividends on our 11.5% Series A Cumulative Preferred Stock ("Series A Preferred Stock"), including the dividend payment scheduled for March 31, 2014. If, at any time, cash dividends on the outstanding Series A Preferred Stock are accrued but not paid in full for any monthly dividend period within a quarterly period for a total of six consecutive or non-consecutive quarterly periods, then, until we have paid all accumulated and unpaid dividends on the shares of the Series A Preferred Stock in full and have paid accrued dividends for all dividend periods during the two most recently completed quarterly periods in full in cash, (i) the annual dividend rate on the Series A Preferred Stock will be increased to a penalty rate of 13.5% per $25,000 per share stated liquidation preference per annum commencing on the first day after the sixth quarterly period in which a monthly payment is missed and (ii) the holders of the depositary shares, each of which represents a 1/1000th interest in a share of Series A Preferred Stock, voting separately as a class with holders of all other series of parity preferred shares upon which like voting rights have been conferred and are exercisable, will have the right to elect two directors to serve on our board of directors (if not already elected by holders of such other series of parity preferred shares upon which like voting rights have been conferred and are exercisable), in addition to those directors then serving on our board of directors, until we have paid all dividends on the shares of the Series A Preferred Stock for all dividend periods up to and including the dividend payment date on which the accumulated and unpaid dividends are paid in full.

We are committed to exploring an orderly resolution of our liquidity situation, including any necessary restructuring, that will permit us to continue our operations and attempting to preserve the value of our assets and our overall enterprise value. However, there can be no assurance that we will be successful in doing so, and we are dependent on obtaining additional capital and/or a financial restructuring to continue as a going concern. If we are unable to continue as a going concern, we would likely experience additional losses from the write-down of assets.

Forward Looking Statements

Statements, other than statements of historical fact included in this Current Report on Form 8-K, that relate to forecasts, estimates or other expectations regarding future events and our financial position, business strategy and plans and objectives of our management for future operations, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "should," "expect," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursue," "target," "continue," the negative of such terms or other comparable terminology.

Forward-looking statements include, but are not limited to, statements about our ability to meet our short-term liquidity needs, our ability to raise capital, sell assets or implement changes to meet our short-term liquidity needs, our ability to continue as a going concern, our ability to convert backlog into revenues and realize margins and improved cash flows, our business outlook, backlog and bid activity, business strategy, and related financial performance and statements with respect to future events. Such forward-looking statements are based on certain assumptions based on management's experience and perception of historical trends, industry conditions, market position, future operations, profitability, liquidity, backlog, capital resources and other information currently available to management and believed to be appropriate. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the volatility of oil and natural gas prices, disruptions in the global economy, dependence upon energy industry spending, delays, reductions or cancellations of contracts, high fixed costs of operations, weather interruptions, inability to obtain land access rights of way, industry competition, limited number of customers, credit risk related to our customers, asset impairments, the availability of capital resources, and operational disruptions. A discussion of these factors, including risks and uncertainties, is set forth under "Risk Factors" in our most recent Annual Report on Form 10-K filed with the SEC. These forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategies and liquidity. We can give no assurance that such expectations or assumptions will prove to be correct. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. The forward-looking statements speak only as of the date made and, other than as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Our backlog estimates represent those seismic data acquisition projects for which a client has executed a contract and has scheduled a start date for the project and unrecognized pre-committed funding from our multi-client services segment. Backlog estimates are based on a number of assumptions including those related to foreign exchange rates, and proportionate performance of contracts and our valuation of assets, such as seismic data to be received by us as payment under certain agreements. The realization of our backlog estimates is further affected by our performance under term rate contracts, as the early or late completion of a project under term rate contracts will generally result in decreased or increased, as the case may be, revenues derived from these projects. We and our clients may also modify contracts for services by mutual consent. Because of potential changes in the scope or schedule of our clients' projects, we cannot predict with certainty when or if our backlog will be realized. Even where a project proceeds as scheduled, it is possible that the client may default and fail to pay amounts owed to us. In addition, the contracts in our backlog are generally subject to termination by the client. Material delays, payment defaults or termination could reduce the amount of backlog currently reported, and consequently, could prevent the conversion of that backlog into revenues.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibi Number	Description
99.1	Press release issued by Global Geophysical Services, Inc. on March 17, 2014.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Geophysical Services, Inc. (Registrant)
March 17, 2014 (Date)	/s/ SEAN M. GORE Sean M. Gore Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibi Number	Description
99.1	Press release issued by Global Geophysical Services, Inc. on March 17, 2014.